Exhibit 99.1

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Opexa Therapeutics

Shareholders Vote "FOR" the Proposed Merger and Related Proposals

THE WOODLANDS, TX / ACCESSWIRE / September 11, 2017 / Opexa Therapeutics, Inc. (NASDAQ: OPXA) announced today that Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co., LLC (Glass Lewis) have both recommended that Opexa shareholders vote "FOR" the proposed merger with Acer Therapeutics Inc. and the related proposals in the Company's proxy statement/prospectus/information statement for the special meeting of its shareholders to be held on September 19, 2017 at 9:00 a.m. Pacific Time.

ISS and Glass Lewis are widely recognized as leading independent voting and corporate governance advisory firms.  Their analysis and recommendations are relied on by many major institutional investment firms, mutual funds and fiduciaries throughout North America.

In its report, ISS stated, among other things, that "A vote FOR this proposal is warranted. The reverse merger with Acer Therapeutics appears to be the most viable alternative to shareholders considering the company's financial condition and its future prospects as a standalone entity." ISS also noted that each of the proposals on the proxy are conditioned upon approval of each other, and that the merger will not be completed without the approval of all proposals.

Additionally, Glass Lewis concluded that the proposed transaction would allow existing Opexa shareholders to participate in the potential upside of Acer’s development pipeline at a time when Opexa appears to have few viable alternatives. Glass Lewis also noted the proposed transaction follows a thorough review of strategic alternatives on the part of the Opexa board of directors and is reasonable and in the interests of shareholders.

Commenting on the proxy advisors' reports, Neil K. Warma, President and Chief Executive Officer of Opexa, stated: "The ISS and Glass Lewis recommendations are consistent with our view that the merger with Acer Therapeutics provides Opexa shareholders with an opportunity for growth in the value of their shares."

The merger and related proposals have been unanimously approved by the boards of directors of both companies as well as by a majority of Acer stockholders. The proposed merger is expected to close in the third quarter of 2017 (subject to the approval of the shareholders of Opexa and other customary conditions).

THE MERGER WILL NOT GO FORWARD UNLESS
THE MERGER, THE CHANGE IN CONTROL, THE INCENTIVE PLAN,
THE NAME CHANGE AND THE REVERSE STOCK SPLIT PROPOSALS ARE ALL APPROVED.

OPEXA SHAREHOLDERS – PLEASE VOTE TODAY!

Failure to vote or an abstention from voting will have the same effect as a vote "AGAINST" the name change and reverse stock split proposals. All shareholders are asked to vote "FOR" all proposals as soon as possible.

If you are an Opexa shareholder and you have questions or require assistance in submitting your proxy or voting your shares, please contact Opexa’s proxy solicitor:

ADVANTAGE PROXY, INC.
Toll Free:  1-877-870-8565
Collect:  1-206-870-8565
Email:  ksmith@advantageproxy.com

Safe Harbor Statements

Additional Information about the Proposed Merger between Opexa Therapeutics, Inc. and Acer Therapeutics Inc. and Where to Find It

In connection with the proposed merger, Opexa has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC"), including a proxy statement / prospectus / information statement. The registration statement was declared effective on August 10, 2017. Investors and securityholders of Opexa and Acer are urged to read these materials because they contain important information about Opexa, Acer and the proposed merger. The proxy statement / prospectus / information statement and other relevant materials, and any other documents filed by Opexa with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and securityholders may obtain free copies of the documents filed with the SEC by Opexa by directing a written request to: Opexa Therapeutics, Inc., 2635 Technology Forest Blvd., The Woodlands, TX 77381, Attention: Investor Relations. Investors and securityholders are urged to read the proxy statement / prospectus / information statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Opexa and its directors and sole executive officer and Acer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Opexa in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the proxy statement / prospectus / information statement referred to above. Additional information regarding the directors and the sole executive officer of Opexa is also included in Opexa's Annual Report on Form 10-K for the year ended December 31, 2016 and the proxy statement for Opexa's 2016 Annual Meeting of Shareholders. These documents are available free of charge at the SEC's web site (www.sec.gov) and from Investor Relations at Opexa at the address described above.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the conduct of our special meeting of shareholders; statements regarding the structure, timing and completion of Opexa's proposed merger with Acer; and the expectations regarding voting by Opexa's shareholders and Acer's stockholders. Opexa and/or Acer may not actually achieve the proposed merger, or otherwise carry out the intentions or meet the expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Opexa's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with securityholder approval of and the ability to consummate the proposed merger through the process being conducted by Opexa and Acer, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements. Risks and uncertainties facing Opexa are described more fully in Opexa's periodic reports and the Form S-4 registration statement filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Opexa undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Neil K. Warma
Tel: (281) 881-6527
nwarma@opexatherapeutics.com